STOCKHOLDERS AGREEMENT


          STOCKHOLDERS AGREEMENT dated as of June 1, 1999 by and between INERTIA OPTICAL TECHNOLOGY APPLICATIONS, INC., a Delaware corporation ("Company") and STANDARD MICROSYSTEMS CORPORATION ("SMSC"), and the other stockholders of Company listed on the signature page hereof (together with SMSC to be referred to collectively as the "Stockholders").

          The parties agree as follows:

          1.   Voting.

               a. Until SMSC shall own less than 10% of Company's outstanding Common Stock, Stockholders agree that they shall at all times vote their Company stock such that the number of directors constituting Company's entire board of directors shall be not more than seven and to elect as directors two individuals nominated by SMSC ("SMSC Nominees"); and thereafter, until SMSC shall own less than 5% of Company's outstanding Common Stock, Stockholders agree that they shall at all times vote their Company stock such that the number of directors constituting Company's entire board of directors shall be not more than seven and to elect as a director one individuals nominated by SMSC ("SMSC Nominees").

               b. So long as SMSC shall have the right hereunder to nominate one or more directors, the right of the "Principal Common Stockholders" (as defined in the Stockholders Agreement dated as of March 10, 1999, by and among Company and certain of its stockholders (the "March 10 Agreement")) to nominate directors shall instead be exercised (to the extent of SMSC's right to nominate directors as provided in Section 1(a) hereof) by SMSC.

          2. TRANSFER RESTRICTIONS. SMSC agrees that it will not, directly or indirectly, sell, give a security interest in, or otherwise transfer any share of Company Common Stock or any interest in any share of Company Common Stock (any such transaction to be referred to as "sell" or term of like import) any of its Company Common Stock, except as expressly permitted by, and in accordance with, this Agreement.

               a. If SMSC shall receive from a financially responsible unaffiliated person (the "Offeror") a written, binding bona fide offer (the "Bona Fide Offer") to purchase for cash any of SMSC's Company Common Stock, ("Offered Stock"), other than in a public offering, which Bona Fide Offer otherwise shall be in accordance with this Agreement and which SMSC shall desire to accept, SMSC shall give written notice (the "Notice") to such effect to Company and the other Stockholders. The Notice shall also set forth the name and address of the Offeror, the price and other terms of the Bona Fide Offer, and shall contain an offer (the "Notice Offer"), irrevocable during the Option Period (as defined in Section 2.b) to Sell the Offered Shares to Company at the price and on the other terms contained in the Bona Fide Offer and pursuant to the other provisions of this Agreement. The Notice shall be accompanied by a copy of the Bona Fide Offer. SMSC agrees reasonably to consult with Company regarding the Bona Fide Offer.

               b. Company shall have the option to accept the Notice Offer with respect to all, but not less than all, of the Offered Stock, exercisable by delivery to SMSC of a written notice of acceptance within 15 days after delivery of the Notice ("Option Period"). If Company shall fail to exercise its option, SMSC shall be entitled, for a period of ten days following the expiration of the Option Period, to close the sale of all, but not less than all, of the Offered Stock to the Offeror on the terms and conditions set forth in the Bona Fide Offer.

               c. Without limiting the generality of the foregoing provisions of this Section 2, SMSC agrees that it shall not, without the prior written consent of Company (to be given or withheld at Company's discretion), sell its Company Common Stock to any person or entity that is a competitor or Company.

          3. LEGEND. SMSC agrees that any certificate evidencing its ownership of Company stock shall bear a legend to the effect that such stock is subject to this Agreement.

          4. Registration of SMSC Company Stock. SMSC and each of up to two direct transferees of SMSC's Company stock shall have the right to sell its Company stock in any public offering by Company of any of its capital stock on terms substantially equivalent to those of the Company stockholder having the most favorable (as determined by SMSC in its sole discretion) registration rights applicable to such public offering. IOTA represents and warrants to SMSC that IOTA is not bound by, and IOTA covenants with SMSC that IOTA will not grant to any person, registration rights preferential to those granted in the preceding sentence.

          5.   Miscellaneous.

               a. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

          SMSC:

               Standard Microsystems Corporation
               80 Arkay Drive
               P.O. Box 18047
               Hauppauge, New York 11788-8847
               Telecopy: (516) 273-5550
               Attention: Steven J. Bilodeau, President and
               Chief Executive Officer

               With copies to:

               Standard Microsystems Corporation
               80 Arkay Drive
               P.O. Box 18047
               Hauppauge, New York 11788-8847
               Telecopy: (516) 273-5550
               Attention: George W. Houseweart, Senior Vice President and General Counsel

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               Loeb & Loeb LLP
               345 Park Avenue
               New York, New York 10154
               Telecopy: (212) 407-4990
               Attention: David C. Fischer, Esq.

          Company:

               Inertia Optical Technology Applications, Inc.
               24 New England Executive Park
               Burlington, Massachusetts 01803
               Telecopy: (781) 229-6794
               Attention: Nicholas E. Ortyl III

               With a copy to:

               Morrison & Foerster LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Telecopy: (212) 468-7900
               Attention: Charles B. Friedman, Esq.

          Any Stockholder other than SMSC:

               The address(s) specified on the signature page hereof.

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the addressee. In case of service by telecopy, a confirmation copy of such notice shall be sent, on the date notice is given, by certified mail as set forth above. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be sent or given.

               b. This Agreement sets forth the parties' entire agreement with respect to the subject matter hereof, superseding all prior or contemporaneous agreements, understandings, or discussions, other than the March 10 Agreement, which except as expressly provided in Section 1(b) hereof, shall remain in full force and effect.

               c. This agreement may be amended, and any provision hereof may be waived or otherwise modified, only by a writing signed by each party.

               d. This agreement shall be governed by the laws of the state of Delaware.

               e. Each party consents to specific performance of this Agreement.

               f. The losing party in any court proceeding hereunder shall pay to the prevailing party the prevailing party's legal fees and expenses incurred in connection with such proceeding.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



STANDARD MICROSYSTEMS
INCORPORATED

By:
   Steven J. Bilodeau
   President and Chief Executive Officer


INERTIA OPTICAL TECHNOLOGY
APPLICATIONS, INC.


By:
   Nicholas E. Ortyl III
   President and Chief Executive Officer



Donald Weiss:

Address:





Nicholas E. Ortyl

Address:





Stanley Young

Address:


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YOUNG TECHNOLOGY FUND, L.L.P.


By:
   Name:
   Title:



Margot Muller

Address:





Henrik Muller

Address:




NEWLIGHT ASSOCIATES, L.P.

By: Newlight Partners, LLC

    By:


NEWLIGHT ASSOCIATES (BVI), L.P.

By: Newlight Partners, Ltd.

    By: